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                                                         Exhibit (10)(a)(9)
                                                         ------------------


                         THE BEAR STEARNS COMPANIES INC.
                       AMENDMENT TO PERFORMANCE UNIT PLAN


          RESOLVED, that Section 5.5 of the Bear Stearns Companies Inc. Performance Unit Plan for Senior Managing Directors (the "PUP Plan") be, and hereby is, amended by adding the following sentence at the end thereof:

                    If shares of Common Stock are distributed
               pursuant to Section 5.1 to any Participant after the record date for any cash dividend occurring after the Termination Date with respect to which such shares are distributed, then such Participant shall be entitled to receive from the Company an amount of cash equal to the cash dividends per share payable to holders of record on such record date multiplied by the number of shares of Common Stock so distributed to such Participant after such record date.

          RESOLVED, that the foregoing amendment to the PUP Plan is effective as of July 1, 1994.









































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